Harte Hanks Reports Third Quarter 2020 Financial Results

AUSTIN, Texas, November 12, 2020 /PR NEWSWIRE/ -- Harte Hanks, Inc. (OTCQX: HRTH), an industry leader in data-driven, omnichannel marketing today announced financial results for the third quarter ended September 30, 2020.

Recent Operational and Financial Highlights

●	Third quarter GAAP net loss of $1.6 million compared to GAAP net loss of $6.0 million in the year ago period
●	Third quarter EBITDA improved to $1.5 million compared to ($3.2) million in the same period last year
●	Third quarter Adjusted EBITDA improved to $3.2 million compared to $203,000 in the same period last year
●	Reduced quarterly operating expenses by 16.1% to $46.9 million compared to $55.9 million in the same period last year

“We continue to execute on our growth and turnaround strategy and remain on plan for 2020, as this is our second consecutive quarter posting both revenue and adjusted EBITDA improvements, despite the challenges posed by COVID-19,” commented Andrew Benett, Executive Chairman and Chief Executive Officer. “We achieved strong new business wins across several key sectors. We also continue to align our cost structure to become more operationally metric-driven, meeting industry benchmarks while modernizing IT infrastructure and facilities.”

Mr. Benett added, “We believe there is tremendous untapped value in cross selling our existing and enhanced services to both current clients and new prospects. With new opportunities to integrate our enhanced social media and e-commerce capabilities, we improved our Customer Care offerings and won key mandates. The breadth and depth of Harte Hanks service offerings enables us to compete favorably in the multiple addressable markets we serve while delivering on our cost saving efforts. We believe we are well positioned to end the year with a strong pipeline and new customer momentum heading into 2021.”

Third Quarter 2020 Results

Third quarter revenues were $47.7 million, compared to $51.4 million during the same quarter last year with lower contributions from retail and financial services. Third quarter revenues were up sequentially $6.1 million compared to $41.6 million last quarter, led by growth in B2B and consumer brands.

Third quarter operating income was $785,000, compared to an operating loss of $4.5 million in the same quarter last year. The improvement was a result of the Company’s cost reduction efforts, which lowered operating expenses by $9 million, including a $4.1 million or 23.9% reduction in production and distribution expense.

Third quarter Adjusted Operating Income was $2.5 million, compared to a loss of $1.1 million in the prior year quarter. The improvement in Adjusted Operating Loss reflects substantial cost-cutting actions taken by management.

Loss attributable to common stockholders for the third quarter was $1.7 million, or $0.27 per basic and diluted share. In the prior year period, loss attributable to common stockholders was $6.1 million, or a loss of $0.97 per basic and diluted share.

Conference Call Information
The company will host a conference call and live webcast to discuss these results today at 4:30 p.m. ET. To access the live call, please dial (800) 263-0877 (toll free) or (646) 828-8143 and reference conference ID 6721741. The conference call will also be webcast live in the Investors Events section of the Harte Hanks website and can be accessed from the link here.

Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 6721741. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations resulting from travel restrictions and reduced consumer spending, and uncertainty regarding the duration of the virus’ impact, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 which was filed on March 19, 2020. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Loss” as a measure useful to both management and investors in their analysis of the Company’s Condensed Consolidated Statements of Operations (Unaudited) because it facilitates a period to period comparison of Operating Revenue and Operating Loss by excluding restructuring expense, impairment expense and stock-based compensation in 2020 and 2019. The most directly comparable measure for this non-GAAP financial measure is Operating Loss.

The Company also presents the non-GAAP financial measure “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before interest expense net , income tax expense (benefit), depreciation expense, restructuring expense, impairment expense, stock-based compensation expense, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

About Harte Hanks:

Harte Hanks is an industry leader in data-driven, omnichannel marketing solutions and logistics. The fuel that powers this Company is customer data. We offer clients around the world the strategic guidance they need across the customer data landscape as well as the executional know-how in database build and management, data analytics, data-driven creativity, digital media, direct mail, customer contact, client fulfillment, and marketing and product logistics. Harte Hanks has approximately 2400 employees delivering solutions in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Investor Relations Contact:
Sheila Ennis
Abernathy MacGregor
415-745-3294
sbe@abmac.com

Source: Harte Hanks, Inc.